Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
TO TENDER CERTAIN OPTION RIGHTS
FOR RESTRICTED STOCK
PURSUANT TO THE OFFER TO EXCHANGE DATED SEPTEMBER 26, 2006

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
5:00 P.M. PITTSBURGH TIME, ON TUESDAY, OCTOBER 24, 2006,
UNLESS THE OFFER IS EXTENDED.

To:  Jagdish Chugani
    ECI Telecom DND, Inc.
    Omega Corporate Center
    1300 Omega Drive
    Pittsburgh, PA 15205
    Telephone: (412) 809-4307
    Facsimile: (412) 809-4324
    E-mail: jagdish.chugani@ecitele.com

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE
TO A NUMBER OTHER THAN AS SET FORTH ABOVE
WILL NOT CONSTITUTE A VALID DELIVERY.

Pursuant to the terms and subject to the conditions of the Offer to Exchange, dated September 26, 2006, and this Letter of Transmittal, I hereby tender the following number of outstanding rights to be issued options (the “option rights”) to purchase ordinary shares of ECI Telecom Ltd. (“ECI”) under ECI’s 2002 Sub-Plan (United States) of its 2002 Employee Share Incentive Plan (the “option plan”), which constitute all of the option rights I hold:

Number of option rights being tendered:

To ECI Telecom Ltd.:

Upon the terms and subject to the conditions set forth in the Offer to Exchange, dated September 26, 2006 (the “offer to exchange”), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this “letter” which, together with the offer to exchange, as they may be amended from time to time, constitutes the “offer”), I, the undersigned, hereby tender to ECI all option rights I own pursuant to an offer letter of employment sent to me at or immediately prior to ECI’s acquisition of ECI Telecom DND, Inc. (“ECI-DND”), formerly known as Laurel Networks, Inc., in exchange for shares of restricted stock, nominal (par) value NIS 0.12 per share. All capitalized terms used but not defined in this letter shall have the meanings ascribed to them in the offer to exchange.

I understand that all shares of restricted stock will be issued under ECI’s 2005 Sub-Plan (United States) of its Employee Restricted Share Incentive Plan 2005 (the “restricted stock plan”). Subject to the terms and conditions of the offer, I will receive a number of shares of restricted stock equal to .45 multiplied by the total number of ordinary shares subject to my tendered option rights.

Subject to, and effective upon, ECI’s acceptance for exchange of the option rights tendered herewith in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, ECI all right, title and interest in and to all of my option rights, and I hereby agree that I shall have no further right or entitlement to purchase any ordinary shares of ECI under the tendered option rights that are accepted by ECI for cancellation or to have any other rights or entitlements under those cancelled option rights. I acknowledge that ECI has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer.

I hereby represent and warrant that I have full power and authority to tender the option rights tendered hereby and that, when and to the extent such option rights are accepted for exchange by ECI, such option rights will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable offer letter of employment, and such option rights will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by ECI to be necessary or desirable to complete the exchange of the option rights I am tendering hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

By execution hereof, I understand that tenders of option rights pursuant to the procedure described in Section 3 of the offer to exchange and in the instructions to this letter will constitute my acceptance of the terms and conditions of the offer. ECI’s acceptance for exchange of option rights tendered pursuant to the offer will constitute a binding agreement between ECI and me upon the terms and subject to the conditions of the offer.

The name and social security number of the registered holder of the option rights tendered hereby appear below exactly as they appear on the offer letter of employment with respect to such option rights. Subject to the terms and conditions of the offer, I understand that I am not required to tender my option rights in the offer. I also understand that all of such option rights properly tendered prior to the “expiration date” (as defined in the following sentence) and not properly withdrawn will be exchanged for restricted stock, upon the terms and subject to the conditions of the offer, including the conditions described in Sections 1 and 6 of the offer to exchange. The term “expiration date” means 5:00 P.M. Pittsburgh time on Tuesday, October 24, 2006, unless and until ECI, in its discretion, has extended the period of time during which the offer will remain open, in which event the term “expiration date” refers to the latest time and date at which the offer, as so extended, expires.

I recognize that, under certain circumstances set forth in the offer to exchange, ECI may terminate or amend the offer and postpone its acceptance and cancellation of any option rights tendered for exchange. In the event that the offer is terminated, I understand that the option rights delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

The offer is not being made to (nor will tenders of option rights be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction.

(REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.)

I have read, understand and agree to all of the terms and conditions of the offer.

HOLDER PLEASE SIGN HERE

(See Instructions 1 and 2)

You must complete and sign the following exactly as your name appears on the offer letter of employment with respect to the option rights you are tendering.

SIGNATURE OF OWNER

X ____________________________________________________________________________________________________________________________________
(Signature of Holder)

Date: ____________ ____, 2006

Name:_________________________________________________________________________________________________________________________________
(Please Print)

Address:______________________________________________________________________________________________________________________________
(Please include ZIP code)

Telephone No. (with area code):_____________________________________________________________________________________________________________
Social Security No.:_______________________________________________________________________________________________________________________

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.  Delivery of Letter of Transmittal. A properly completed and duly executed original of this letter (or a facsimile thereof), and any other documents required by this Letter, must be received by ECI at its address or at its facsimile number or email address set forth on the front cover of this letter on or before the expiration date.

The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by ECI. We will only accept delivery of the required documents with a manually signed copy, such as paper delivery, facsimile, or emailing a scanned copy. If delivery is by mail, we recommend that you use registered mail with return receipt requested and properly insure your package. In all cases, you should allow sufficient time to ensure timely delivery.

ECI will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the offer to exchange.

2.  Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the offer to exchange or this letter may be directed to Jagdish Chugani, at the address and telephone number given on the front cover of this letter. Copies will be furnished promptly at ECI’s expense.

Important: this letter (or a facsimile or scanned copy hereof) together with all other required documents must be received by ECI, on or prior to the expiration date.

3.  Important Tax Information. You should refer to Section 13 of the offer to exchange, which contains important tax information.

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